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Exhibit 10.16

OMNEON VIDEO NETWORKS LOGO

OMNEON VIDEO NETWORKS
SYSTEMS INTEGRATOR PURCHASING AGREEMENT

        THIS SYSTEMS INTEGRATOR (S.I.) PURCHASING AGREEMENT is made and entered into on April 25, 2002, by and between OMNEON VideoNetworks ("OMNEON"), with its principal offices at 965 Stewart Drive Sunnyvale, CA 94085-3913 and A.F. Associates, Inc. ("S.I."), with principal offices at 100 Stonehurst Ct, Northvale, NJ 07647.

Recitals

        A.    OMNEON is a manufacturer and supplier of computer products associated with digital infrastructure, including products listed on the S.I. Price List which is attached hereto as Schedule A (the "Price List").

        B.    S.I. is an integrator and reseller of products similar to OMNEON products.

        C.    OMNEON and S.I. desire to enter into an agreement to develop and increase unit and dollar volume sales of certain OMNEON products, in the mutual interest of the parties, through the solicitation and obtaining of orders and contracts for such products.

Agreement

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, OMNEON and S.I. hereby agree as follows:

1.     Appointment

        OMNEON hereby appoints S.I., and S.I. hereby agrees to act, as a nonexclusive S.I. of the products listed on the Price List (the "Products") in accordance with the terms and conditions set forth in this Agreement and in each of the schedules attached hereto, which schedules are incorporated in, and made a part of, this Agreement by this reference.

2.     Products

        OMNEON reserves the right from time to time, in its sole discretion and without liability to S.I., to add items to, or delete items from, the list of Products by an addition to or deletion from the Price List. Each such modification to the list shall be effective thirty (30) days after S.I.'s receipt of the modified list. OMNEON has the sole right to determine which Products may be ordered and sold by S.I.

        (a)   OMNEON reserves the right from time to time, in its sole discretion and without liability to the S.I., to (a) modify, alter, change or enhance any or all of the Products at any time, and (b) discontinue any of the Products, upon thirty (30) days notice in writing of such action to S.I. by means of either a Sales Bulletin or Price List change notification.

        (b)   For the purposes of this Agreement, the aggregate net purchase price of a Product shall be the purchase price of such Product shown on the then most recent invoice sent to the S.I. by OMNEON or, if no such invoice has been sent, at the purchase price for such Product shown on the then effective Price List.

3.     Territory

        Under this Agreement, S.I. shall have the non-exclusive right to purchase and distribute the Products within the assigned geographic area. The territory assigned to S.I. shall be the United States of America (hereinafter referred to as the "Assigned Territory"). It is understood and agreed that nothing in this Agreement shall prevent or preclude any present or future customer or S.I. of OMNEON, from marketing in the Assigned Territory any products (whether alone or incorporated in a system) purchased by them from OMNEON, any of its subsidiaries, or such customers or S.I.s. OMNEON expressly reserves the right from time to time, in its sole discretion and without liability to S.I., to appoint other S.I.s or representatives to solicit and make sales directly, both nationally and internationally, including, without limitation, within S.I.'s Assigned Territory or to modify S.I.'s Assigned Territory upon giving S.I. thirty (30) days prior written notice of such modification.

4.     Duties of S.I.

        (a)   S.I. will promote the goodwill, name and reputation of OMNEON and the Products in connection with sales and support activities.

        (b)   S.I. shall make no warranties or representations with respect to any Product without the prior written consent of OMNEON. S.I shall indemnify and defend OMNEON, and hold it harmless, from and against any and all claims, losses, liabilities, suits, actions, demands, damages, costs and other expenses arising from any such warranties or representations by S.I.

        (c)   S.I. shall notify OMNEON immediately, in writing, of any infringement of any patent, trademark, trade name, packaging design or copyright of OMNEON in the Assigned Territory of which it becomes aware. S.I. shall not, directly or indirectly, infringe or contest the validity of or the title to any patent, trademark, trade name, packaging design or copyright of OMNEON or under which OMNEON is licensed.

        (d)   S.I. shall conduct all business in its own name as an independent S.I. and independent contractor. No employment, agency or similar arrangement is created hereby or is intended to be created between OMNEON and S.I. S.I. has no right or power to act for or on behalf of OMNEON or to bind OMNEON in any respect, to pledge its credit, to accept any service of process upon it, or to receive any notices of any nature whatsoever on its behalf.

5.     Training

        OMNEON, or its designated sales agent, will provide reasonable support and training to S.I. via telephone or at OMNEON's Sunnyvale, California, facilities. Specific training sessions may also be established, by mutual agreement, at S.I.'s facilities.

6.     Term and Termination

        (a)   The term of this Agreement is one year from the date of this Agreement, subject to the terms and conditions set forth below with regard to early termination (the "Term"); provided, however, the Term of this Agreement shall automatically extend for successive one year terms unless terminated pursuant to such terms and conditions.

        (b)   This Agreement may be terminated at any time by either party, with or without cause, upon thirty (30) days written notice to the other party.

        (c)   This Agreement may also be terminated in the event of one party's breach of any of the terms and conditions set forth herein, providing that such breach is not remedied within ten (10) business days of the breaching party receiving written notice of such breach from the other party.

        (d)   In the event that this Agreement is terminated by either party, OMNEON will repurchase from S.I., and S.I. will sell to OMNEON, only those Products that have not been discontinued and are in new and unused condition and in the original shipping carton, at each Product's then current price on the S.I. Price List or its net purchase price, whichever is lower. After such termination, S.I. shall promptly ship such Products to OMNEON, at S.I.'s expense, using such method of transportation as OMNEON used to ship such Products to S.I. OMNEON shall pay S.I. the current list S.I. AGREEMENT price for such Products less any discounts that may have been given, within thirty (30) days of receiving such Products. At S.I.'s request, OMNEON shall fill any orders remaining outstanding at the effective date of termination. OMNEON shall have no obligations of price protection, stock rotation, or repurchase after such date.

7.     Purchasing Procedure

        (a)   Shipment of the Products shall be made pursuant to an individual purchase order from S.I. (the "Order"), the terms of which shall be governed by this Agreement. No terms and conditions on any Order shall be deemed to be a part of such Order unless specifically accepted in writing by OMNEON. Each Order for Products received by OMNEON from S.I. must include price, terms, definition of Products ordered, carrier, freight terms, quantities, and requested shipping dates.

        (b)   No Order placed by S.I. shall be binding upon OMNEON until accepted by OMNEON in writing. OMNEON shall accept or reject, in whole or in part, such Order in writing at the earliest practical date, but in any event within ten (10) business days following receipt thereof. In each acceptance of an Order, OMNEON shall confirm the requested shipping date or specify an alternative shipping date (the "Acknowledged Shipping Date"). All Orders will be subject to clearance by OMNEON's credit department.

        (c)   OMNEON will endeavor to make Products available to S.I. as ordered, but OMNEON reserves the right to accept or reject any Order or to ship all or part of any Order after the requested shipping date, which right shall not be exercised unreasonably.

        (d)   S.I. may cancel or reschedule an Order, or any part thereof, at no charge to S.I., by giving OMNEON written notice thereof not less than fifteen (15) days prior to the Acknowledged Shipping Date for the part canceled or rescheduled.

8.     Pricing and Shipping Policies

        (a)   S.I. shall pay the purchase price for Products as stated in the then current Price List of OMNEON, which list is published periodically by OMNEON and subject to change as provided in this Agreement. OMNEON reserves the absolute right from time to time, in its sole discretion and without liability to S.I., to establish, change, alter or amend (collectively, "Change") the prices, charges, or any of the other terms and conditions governing the sale of the Products (collectively "Sales Policies") by giving S.I. written notice of such action. Except as provided in subsection (c) below, any such Change shall become effective upon the date of S.I.'s receipt of such written notice, and each Order received by OMNEON after such date shall be subject to such Change.

        (b)   S.I. shall be responsible for all shipping, insurance, sales and use taxes, duties, value-added, withholding or other governmental taxes, excises and tariffs. Such amounts shall not be included in calculating any credits, refunds, price protection, or other offsets permitted under this Agreement. ALL SHIPMENTS OF PRODUCT SHALL BE F.O.B. OMNEON'S HEADQUARTERS, SUNNYVALE, CALIFORNIA. RISK OF LOSS SHALL BE TRANSFERRED TO S.I. AT THAT F.O.B. POINT.

        (c)   For Orders not made, accepted or completely shipped by OMNEON prior to the effective date of a price change, the billing procedures shall be as follows:

          (i)    Price Increases

            (A)  All back ordered Products from Orders received prior to the effective date of the price increase which were previously scheduled by S.I. for shipment prior to the effective date of the price increase, or within ninety (90) days following the effective date of the price increase as shown in the Order for such Products, will be billed at the price in effect prior to the increase.

            (B)  All Products scheduled by S.I. for shipment more than ninety (90) days from the effective date of the price increase will be billed at the new increased price.

        S.I. shall have the right to cancel, at no cost to S.I., any Order of any Products affected by a price increase, if it gives OMNEON written notice of such cancellations within ten (10) business days following the effective date of the price increase.

          (ii)   Price Decreases

            (A)  When a price decrease becomes effective, the new price will apply to all unshipped items on Orders accepted by OMNEON prior to the effective date of the price decrease, and on new Orders accepted by OMNEON on or after the effective date of the price decrease.

9.     Payment Terms

        (a)   Payment by S.I. to OMNEON for each Order shall be made in U. S. dollars within thirty (30) days after date of the invoice for shipments under such Order. Late payments shall be subject to a charge of 1.5% per month or portion thereof (18% per annum) from the due date until paid.

        (b)   Payment shall be by letter of credit, cash in advance, C.O.D., wire transfer, or other credit terms, as determined by OMNEON's credit department. OMNEON reserves the right from time to time, in its sole discretion and without liability to S.I., to establish and change, without notice, payment requirements and credit limitations based upon S.I.'s financial condition and to delay and/or withhold shipment of specific Orders, or parts thereof, based upon these limitations. S.I. shall provide to OMNEON such financial information concerning S.I. as OMNEON may reasonably request from time to time.

        (c)   OMNEON retains title to all Products sold hereunder and all proceeds thereof until the full purchase price thereof (including; without limitation, all taxes and additional charges thereon) have been paid.

10.   Product Return Policy

        No Product may be returned, regardless of reason, without a valid RMA number issued by OMNEON, which number S.I. must request directly from OMNEON. OMNEON shall not unreasonably refuse to issue, or unreasonably delay the issuance of, an RMA number to which S.I. is entitled under this Agreement.

11.   Intellectual Property Rights

        (a)   S.I. understands and agrees that (i) it does not possess and will not acquire any title to or ownership in the technology pertaining to the Products; (ii) it is not authorized to transfer any title to or ownership in the technology pertaining to the Products; and (iii) all patents, trademarks, trade names, copyrights and other intellectual property rights relating to the Products and associated technology belong to OMNEON.

        (b)   During the term of this Agreement, S.I. is authorized by OMNEON to use the trademarks, trade names, logos, and designations used by OMNEON for Products in connection with S.I.'s advertisement and promotion of Products, with such use to be in accordance with OMNEON's policies with respect to such use in effect from time to time which are provided to S.I.

        (c)   S.I. shall use reasonable efforts to protect OMNEON's intellectual property rights and to cooperate, at S.I.'s expense, in OMNEON's efforts to protect such rights, as such efforts relate to S.I.

or this Agreement. S.I. acknowledges that only OMNEON has the right to sue for infringement of OMNEON's intellectual property rights.

        (d)   OMNEON will provide S.I., free of charge, from time to time, at S.I.'s place of business or, whenever appropriate, directly to customers solicited by S.I., reasonable quantities of OMNEON's advertising and sales literature, samples, displays, drawings, engineering and other product data, as designated and made available for such use by OMNEON and which would be helpful in, and enhance the reputation, usefulness and acceptance of, the Products. All such materials and items furnished by OMNEON to S.I. shall remain the property of OMNEON and, other than advertising and sales literature which is distributed, shall be returned to OMNEON upon termination of this Agreement in good and usable condition. If S.I. fails to return such materials, the cost of such materials to OMNEON will be payable by S.I. and deducted from amounts otherwise payable to S.I. by OMNEON.

        (e)   Upon termination of this Agreement, S.I. will immediately cease all display, advertising and use of all OMNEON trademarks, trade names, logos and designations and will not thereafter use, advertise, or display any trademark, trade name, logo of designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any Product.

12.   Proprietary Information

        PARTNER agrees to execute OMNEON's Non-Disclosure Agreement.

13.   Disclaimer of Partnership and Agency

        The parties hereto are independent contractors and have no power, and shall have no power, nor will either party represent that it has any power, to bind the other party or to assume or to create any obligation or responsibility, express or implied, on behalf of the other party or in the other party's name. This Agreement shall not be construed as constituting OMNEON and S.I. as partners or joint venturers or to create any other form of legal association which would impose liability upon one party for the act or failure to act of the other.

14.   Export Restrictions

        S.I. shall not directly export any Product purchased from OMNEON or any technical data derived therefrom to any country for which the United States Government or any agency thereof may require an export license or other governmental approval without first acquiring that license or approval. S.I. will permit audits or reviews by OMNEON of any export activity of S.I. regarding OMNEON Products, and S.I. will not engage in any transaction or activity with any country, party, firm or company notified by the U. S. Department of Commerce Office of Export Administration to be unsuitable or listed on the table of denial orders.

15.   Limited Warranty

        WARRANTY TO CUSTOMER: (a) Limited Warranty: Subject to (b) ("Limitation"), Omneon warrants to Customer that, during the period commencing on Customer's receipt of the Products and terminating on the earlier of (i) one (1) year thereafter or (ii) fifteen (l5) months following receipt of the Products by the original purchaser of the Products, the hardware portion of the products will perform substantially in accordance with the then-current appropriate Documentation. Omneon warrants to Customer that during the one (1) year period following Customer's receipt of the Products, the Software portion of the Products will perform substantially in accordance with the then-current appropriate Documentation. In the event of a failure of any Product to comply with the foregoing warranty during the applicable warranty period (a "Defect"), Omneon shall, at its option, repair or replace the Product or refund the fees paid by Customer for such Product (following Customer's return of such Product), or provide a workaround for the Defect. The foregoing sets forth Customer's sole and exclusive remedies for breach of the above warranties. Replacement Products will be warranted for the remaining warranty period of the original Products. (b) Limitation: The warranties set forth above shall not apply to (i) any third party software or hardware, whether or not such third party software or hardware is provided by Omneon (and Customer agrees to any additional terms and conditions relating to the third party software or hardware which are specific to Omneon's suppliers as described in the Documentation which are incorporated by reference herein); (ii) any Products which have been modified or repaired, except by Omneon; or (iii) any Products which have not been maintained in accordance with any handling or operating instructions supplied by Omneon or have been subjected to unusual physical or electrical stress, misuses, negligence or accidents. (c) Disclaimer of Warranties: EXCEPT AS SET FORTH ABOVE, OMNEON MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, REGARDING THE PRODUCTS. ALL IMPLIED WARRANTIES AS TO SATISFACTORY QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR NONINFRINGEMENT ARE EXPRESSLY DISCLAIMED. SOME JURISDICTIONS DO NOT ALLOW THE EXCLUSION OF IMPLIED WARRANTY OR LIMITATIONS ON HOW LONG AN IMPLIED WARRANTY MAY LAST, SO SUCH EXCLUSIONS MAY NOT APPLY TO CUSTOMER.

16.   Indemnification

        (a)   OMNEON shall indemnify S.I., and hold it harmless, from and against any and all claims, liabilities, damages, losses, costs, and expenses incurred by S.I. arising from any claim or proceeding made or brought against S.I. based on an allegation that a Product as supplied hereunder infringes any U.S. patent, trademark or copyright of any third party. S.I. shall promptly notify OMNEON of any such claim or proceeding, and OMNEON shall be responsible for defending such claim or proceeding, with counsel of OMNEON's choice, provided that S.I. (i) gives OMNEON prompt written notice of any such claim or proceeding, (ii) allows OMNEON to direct the defense and settlement of the claim or proceeding, and (iii) provides OMNEON with the authority, information, and assistance that OMNEON deems reasonably necessary for the defense and settlement of such claim or proceeding.

        (b)   If a final injunction against S.I.'s use of a Product by reason of such infringement is obtained in an action based on any such claim, or if in OMNEON's sole discretion such an injunction is likely to be obtained, OMNEON may, at its sole option, either (i) obtain for S.I. the right to continue using and selling such Product, (ii) replace or modify such Product so it becomes non-infringing, or (iii) if neither (i) or (ii) cannot be reasonably effected by OMNEON, credit to S.I. the aggregate net purchase price paid for such Products purchased by S.I. during the six (6) months prior to such credit being given, provided that such Products for which the credit is given are new and unused and in their original shipping carton and are returned to OMNEON, at S.I.'s expense, within thirty (30) days of OMNEON giving S.I. written notice of its intention to provide such credit.

        (c)   Notwithstanding the above, OMNEON shall not be liable to S.I. for any claim arising from or based upon the combination, operation, or use of any Product with equipment, data or programming not supplied by OMNEON, or arising from any alteration or modification of Products. THE PROVISIONS OF THIS SECTION SET FORTH THE ENTIRE LIABILITY OF OMNEON AND THE SOLE REMEDIES OF S.I. WITH RESPECT TO INFRINGEMENT AND ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS OF ANY KIND IN CONNECTION WITH THE INSTALLATION, OPERATION, DESIGN, DISTRIBUTION OR USE OF PRODUCTS.

        (d)   S.I. shall indemnify OMNEON (including paying all reasonable attorneys' fees and costs of litigation), and hold OMNEON harmless, from and against any and all claims against OMNEON by any other party resulting from S.I.'s acts or inaction's or misrepresentations, including, without limitation, breach of any of its obligations under this Agreement, regardless of the form of action.

17.   Limitation of Liability

EXCEPT FOR ANY BREACH OF SECTION 12 (PROPRIETARY INFORMATON) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, WHETHER ARISING IN AN ACTION OF CONTRACT, TORT OR OTHER LEGAL THEORY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY'S LIABILITY EXCEED THE AMOUNTS PAID BY SYSTEMS INTEGRATOR UNDER THIS AGREEMENT.

18.   Force Majeure

        Neither party shall be responsible for failure to fulfill its obligations under this Agreement, except with respect to the making of payments hereunder, due to causes beyond its control for the period such causes are beyond its control and have not resulted directly or indirectly from its negligence or willful misconduct.

19.   Assignment

        Neither party may assign this Agreement, or any rights and obligations hereunder, to any third party without the express written permission of the other party. Notwithstanding the foregoing, OMNEON may assign its rights and obligations under this Agreement to an "Affiliate," provided such Affiliate agrees in writing to assume all rights and obligations of OMNEON under this Agreement. For purposes of this paragraph, "Affiliate" shall mean any corporation that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, OMNEON.

20.   General Provisions

        (a)   Severability. If any part of this Agreement is found to be invalid or unenforceable by any law, rule, order or regulation of any government, or by the final determination of any state or federal court, that part of this Agreement shall be amended to achieve as nearly as possible the same economic effect as the original provision and the remaining provisions of this Agreement shall remain in full force and effect.

        (b)   Entire Agreement. This Agreement, together with the schedules attached hereto, constitute and contain the complete agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior correspondence, agreements, representations, statements, negotiations and undertakings between the parties relating to the subject matter hereof. Amendments to this Agreement must be in writing, specifying such amendment, signed by duly authorized representatives of both parties.

        (c)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except for that body of law dealing with conflicts of law.

        (d)   Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination or invalidity thereof, shall be settled by arbitration pursuant to the Arbitration Rules of the International Chamber of Commerce. The prevailing party in any such proceeding shall be entitled to recover, from the other party, its reasonable attorneys' fees and costs in connection with such proceeding. Any such arbitration shall be conducted in English. In the event OMNEON initiates such an arbitration, it shall be held in the city specified in Item 3 of this agreement. In the event S.I. initiates such an arbitration, it shall be held in San Francisco, California, United States of America.

        (e)   Notices. Any notice which may be or is required to be given under this Agreement shall be in writing. All written notices shall be sent by registered or certified mail, postage prepaid, return receipt requested, personal delivery, air freight (notice of receipt of which is required) or by facsimile transmission (followed by a confirmation notice utilizing any of such other means within five (5) business days thereafter). All such notices shall be deemed to have been given when received, addressed as indicated below or to such other address with respect to which the receiving party may from time to time give notice to the other party.

If to OMNEON:	Title: Andy Brinek—Dir. Of Strategic Alliances OMNEON Corporation 965 Stewart Drive Sunnyvale, California 94085-3913 Facsimile No:
If to S.I.:	Title: President A.F. Associates, Inc. 100 Stonehurst Ct. Northvale, NJ 07647 Facsimile No: 201-784-8637

        (f)    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives, effective as of the date first written above.

OMNEON Corporation		PARTNER
By:	/s/ DAN MARSHALL	Company:	A.F. Associates, Inc.
Name:	Dan Marshall	Signature:	/s/ TOM CANAVAN
Title:	VP WW Sales	Name:	Tom Canavan
		Title:	President

OMNEON
VIDEONETWORKS

OMNEON VIDEO NETWORKS
PARTNER NETWORK PROGRAM AGREEMENT

        This Omneon Partner Network Program Agreement is made and entered into on April 25, 2002, (the "Effective Date"), by and between OMNEON Video Networks ("OMNEON"), with its principal offices at 965 Stewart Drive, Sunnyvale, CA 94085-39l3 and A.F. Associates, Inc. (PARTNER) with principal offices at 100 Stonehurst Ct, Northvale, NJ 07647

1.     Recitals.

          (a)   OMNEON is a manufacturer and supplier of computer products associated with digital infrastructure.

          (b)   Automation Partner (APP) is any automation application developer that interfaces and is, or in process of, completing compatibility integration with OMNEON's products.

          (c)   System Integrator (S.I.) is any company performing system integration of equipment, software, and services that may include an OMNEON system. For the purpose of OMNEON's Partner Network we categorize a System Integrator as one that does not develop or manufacture application software.

          (d)   Developer Partner (DEVELOPER) is any company that engages with OMNEON to perform ongoing testing and certification compatibility of their products with the OMNEON products. This is a joint effort whereby both parties have a vested interest in maintaining and assuring system compatibility and support.

          (e)   Referral Partner (REFERRAL) see the OMNEON Referral agreement for details.

          (f)    Unless otherwise specifically specified, PARTNER refers to APP, SI, Developers, and Referral Partners.

          (g)   OMENON and PARTNER desire to enter into an agreement to develop and increase market awareness for OMNEON products, in the mutual interest of the parties, through sales, marketing, product compatibility, and key business differentiators as described in this program.

        2.     OMNEON Obligations to (APP and DEVELOPER).    OMNEON hereby covenants to perform the following activities in connection with the APP and DEVELOPER Partners at its own and sole expense (except as otherwise set forth herein).

          (a)   Development System Allocation—OMNEON will provide the appropriate hardware as a way to ensure the interoperability and compatibility with current and future products offered by the program participant. These systems will remain the sole property of OMNEON and be made available to the APP or DEVELOPER specifically for the above-mentioned purposes. These systems may not be resold unless otherwise authorized by OMNEON.

          (b)   Market Development—OMNEON will provide each APP access to Market Development Funds (MDF) in order to generate new leads and increase market share. MDF may be used for, but is not limited to, advertising campaigns, advanced notice on new product introductions, bundled solution development, sales campaigns, and trade show participation. *Applies to APP Partners Only.

MDF will be accrued at the rate of three percent (3%) on every dollar of purchases from OMNEON when sold at standard discounts. Each participating APP will be responsible for allocating funds to

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their respective channels for market development. OMNEON will also provide discretionary market development funds for partnership kickoff activities once a PARTNER has been established. See Exhibit A for MDF guidelines.

        3.     OMNEON Obligations to (APP and S.I.).    OMNEON hereby covenants to perform the following activities in connection with the OMNEON PARTNER NETWORK to both APP and SI (PARTNER) at its own and sole expense (except as otherwise set forth herein).

          (a)   Competitive Differentiators—OMNEON will offer a number of business incentives to the APP and SI for selecting and/or recommending OMNEON products and services.

            (i)    Buy Back Program—OMNEON will, at certain times, and specifically associated to specific marketing campaigns, offer Buy Back programs that will assist the PARTNER member in unseating a current solution/competitor. These programs will be tied to specific market campaigns and offered on a campaign basis only.

            (ii)   Free Installation—Omneon will provide our PARTNER members with 2 days of installation at no charge on installation of $100K or more of Omneon products or greater.

OMNEON's standard price for installation is $1500.00 per day as a professional service on all installations of OMNEON product that requires the support of an on-site field technician. If an installation through a PARTNER member requires more than two days on site installation service, OMNEON will invoice the PARTNER at a reduced rate of $1200.00 per day for the remaining days required to complete the installation.

            (iii)  No Charge Service Upgrades—OMNEON will provide, at no additional cost, Service Plus service for all installations of OMNEON products that were sold by an APP or SI PARTNER member.

            (iv)  Special Pricing (Demo and B Stock Inventory)—OMNEON will make available, at certain times as defined by OMNEON, a discount of 37.5% off of list price for the purchase of demonstration or B-stock inventory. OMNEON will provide standard new warranty on all demonstration and B Stock inventory. Demo and B-stock inventory can be used for resale or demonstration purposes but cannot be advertised as new product.

            (v)   Financing Options—At its discretion, OMNEON will provide the PARTNER member with payment terms and financing options outside the standard Net 30 days. The request for financing options or flexible payment terms will be considered on an opportunity-by-opportunity basis, and must be approved in writing by OMNEON prior to purchase order acceptance.

            (vi)  Network Operations Center Services—OMNEON will provide remote monitoring, at the request and approval of the end-user, of the customers environment from the OMNEON Network Operations Center located in Sunnyvale, CA. The OMNEON NOC features remote monitoring, diagnostics, and management of the OMNEON installation at the customer site. Remote monitoring is included with the Silver Level Service.

        4.     PARTNER Obligations (APP).    APP hereby covenants to perform the following activities in connection with this Program at its own and sole expense (except as otherwise set forth herein).

          (a)   Certification Labs—PARTNER must agree to provide all necessary products (hardware/software) to the OMNEON Certification Labs at no cost, and commit as best practice the technology expertise to assist in maintaining compatibility assurance of PARTNER member and OMNEON products. OMNEON agrees to use these products for development and compatibility certification purposes only unless otherwise authorized by PARTNER'S sales management team.

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          (b)   Lead Referral Obligation—PARTNER agrees to provide in writing to OMNEON potential customer leads as confirmed in writing by OMNEON. PARTNER must fulfill a quarterly lead referral amount of five (5) opportunities sent to OMNEON via the Opportunity Registration Form (ORF) see Exhibit B. PARTNER agrees to cooperate with OMNEON by providing any additional information that may be reasonably required to confirm that potential customer leads identified by PARTNER are qualified leads.

          (c)   Sales and Marketing—PARTNER agrees to provide a forum for OMNEON sales training of the PARTNER member's sales and marketing force on OMNEON products and services. Minimum obligation is two (2) sessions per year.

          (d)   Partner Introduction—For those PARTNER members that do not provide system integration, OMNEON requires an introduction to the distribution network used by the PARTNER member as a sales channel. This can include, but is not limited to, system integrators, distributors, independent sales representatives and consultants.

        5.     PARTNER Obligations (DEVELOPER).    DEVELOPER hereby covenants to perform the following activity in connection with the Program at its own and sole expense (except as otherwise set forth herein).

          (a)   Certification Labs—PARTNER must agree to provide all necessary products (hardware/software) to the OMNEON Certification Labs at no cost, and commit as best practice the technology expertise to assist in maintaining compatibility assurance of PARTNER member and OMNEON products. OMNEON agrees to use these products for development and compatibility certification purposes only unless otherwise authorized.

          (b)   Partner Introduction—For those PARTNER members that do not provide system integration, OMNEON requires an introduction to the distribution network used by the PARTNER member as a sales channel. This can include, but is not limited to, system integrators, distributors, independent sales representatives and consultants.

        6.     Systems Integrator Discounts.—These discounts apply to all APP and System Integrator Partners.

          (a)   System Integration—OMNEON will extend a 25% discount off List Price to the PARTNER for providing the system integration services. Each System Integrator must agree to the terms and conditions set forth in the OMNEON Systems Integrator Purchasing Contract. See SI addendum.

        7.     Price Discounts and Referral Fees.    In consideration of the performance of PARTNER's obligations under this Agreement each registered lead first introduced to OMNEON by a PARTNER that results in a purchase of products from OMNEON, will be paid a referral fee upon product installation. Each registered lead must include an Opportunity Registration Form (ORF) (see Exhibit B) and be approved by OMNEON in order to be valid. In all cases, if a registered lead has not purchased product/services from OMNEON within a reasonable period of time (180 days of referral), OMNEON reserves the right to notify PARTNER that such customer will no longer be considered a registered lead, and PARTNER will no longer be entitled to any referral fees based on subsequent purchases of OMNEON services by such customer. Installation commissions will be paid only when sales of OMNEON product sold at standard discounts are met unless otherwise authorized in writing by OMNEON VP of worldwide sales.

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          (a)   Referral Fees—All fees will be paid within thirty (30) days after OMNEON has received payment from the end-user customer. OMNEON will pay the PARTNER a referral commission in one of two ways:

            (i)    OMNEON will pay a fee of 5% of the net sales price for each installation to the PARTNER on whose automation application OMNEON is integrated with. This does NOT apply when the APP performs the integration.

            (ii)   For all PARTNERS recommending OMNEON's products, OMNEON will provide a commission incentive of 2.5% of net sales on referrals. This will be paid to APP and S.I. PARTNERS in addition to the System Integration discount if the opportunity was registered by them initially.

        8.     Public Statements.    The parties will agree in advance to the text of all press releases and public disclosure associated with activities under this Agreement, including announcement of the termination or expiration of this Agreement.

        9.     Term.    The term of this agreement begins on the effective date and continues for a period of twelve months. Either party may terminate this Agreement at any time by providing sixty (60) days' prior written notice to the other party. OMNEON will continue to tender any referral fees owed to the PARTNER pursuant to the terms and conditions of this Agreement. Each party understands that the rights of termination hereunder are absolute. Upon expiration of this Agreement or termination, PARTNER shall not be entitled to any separation compensation or damages of any kind, including indemnification, compensation, reimbursement, or damages for loss of prospective compensation, goodwill or loss thereof, or expenditures, investments, leases, or any type of commitment made in connection with the business of such party or in reliance on the existence of this Agreement including, but not limited to advertising and promotion costs, costs of supplies, termination of employees, employee salaries, and other such costs and expenses.

        10.   Non-exclusive Arrangement; Competitive Activities.    Each Party acknowledges that the Partner arrangements set forth in this Agreement are non-exclusive arrangements. Nothing in this Agreement shall be construed to restrict a Party from entering into any other similar or different Partner arrangements with third parties. Nothing in this Agreement shall be construed in any way to require OMNEON to provide services to any PARTNER.

        11.   Confidential Information.    PARTNER agrees to execute OMNEON's Non-Disclosure Agreement (see Exhibit C).

        12.   Mutual Warranties.    Each party represents and warrants to the other that it has full power and authority to enter into this Agreement and to grant any licenses or rights provided for herein, and that this Agreement has been duly authorized, executed and delivered and constitutes a valid, binding and legally enforceable agreement. PARTNER warrants that the services provided by PARTNER in connection with this Agreement will be rendered by qualified personnel and consistent with commercial practices standard in the industry.

        13.   Limitation of Liability.    IN NO EVENT WILL OMNEON BE LIABLE TO PARTNER OR OTHERS FOR ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATED TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE. IN NO EVENT SHALL OMNEON'S LIABILITY EXCEED THE AMOUNTS DUE UNDER THIS AGREEMENT.

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        14.   Miscellaneous.    This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California, United States of America (except that body of law controlling conflicts of law). This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter thereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, and understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in counterparts, each of which will be deemed an original, but both of which together shall constitute one and the same instrument. PARTNER shall not assign this Agreement without the prior consent of OMNEON.

        15.   Entire Agreement.    This Agreement, together with the schedules attached hereto, constitute and contain the complete agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior correspondence, agreements, representations, statements, negotiations and undertakings between the parties relating to the subject matter hereof. Amendments to this Agreement must be in writing, specifying such amendment, signed by duly authorized representatives of both parties.

        16.   Survival.    The confidentiality and referral fee obligations set forth in this Agreement shall survive termination of the Agreement by either party.

        17.   Trademarks and Logos.

          (a)   All right, title and interest in the package, and all trademarks, service marks, logos, and other OMNEON VIDEO NETWORKS, service, or product identifiers and indicia of origin now or hereinafter used by OMNEON VIDEO NETWORKS, whether registered or not, and all goodwill associated therewith including the name "OMNEON VIDEO NETWORKS" and any abbreviations thereof (hereinafter all collectively referred to as "Trademarks") shall be exclusively owned by OMNEON VIDEO NETWORKS. PARTNER warrants that it has not applied for trademark registration of any Trademarks or marks substantially similar to the Trademark and agrees not to apply in the future for such trademark registration. All uses of the Trademarks will inure solely to OMNEON VIDEO NETWORKS, and PARTNER shall obtain no rights with respect to any of these Trademarks, other than the right to resell OMNEON VIDEO NETWORKS' products as set forth herein, and PARTNER irrevocably assigns to OMNEON VIDEO NETWORKS all such right, title and interest, if any, in any Trademarks.

          (b)   PARTNER agrees to provide reasonable assistance to OMNEON VIDEO NETWORKS for OMNEON VIDEO NETWORKS to establish and/or maintain the validity of the Trademarks. Prior permission of OMNEON VIDEO NETWORKS is required if PARTNER intends to reproduce any OMNEON VIDEO NETWORKS logos, Trademarks or the like on PARTNERS stationery, business cards or otherwise any use of trademarks by PARTNER shall only be for the purpose of fulfilling the terms of the Agreement. Use by PARTNER of any OMNEON VIDEO NETWORKS Trademarks shall cease immediately upon termination of this agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement by causing their duly authorized representatives to sign below as of the day and year first above written.

OMNEON Video Networks, INC		PARTNER
Signature:	/s/ DAN MARSHALL	Company:	A.F. Associates, Inc.
Print Name:	Dan Marshall	Signature:	/s/ TOM CANAVAN
Title:	VP WW Sales	Print Name:	Tom Canavan
		Title:	President

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QuickLinks

  Exhibit 10.16
OMNEON VIDEO NETWORKS SYSTEMS INTEGRATOR PURCHASING AGREEMENT
  OMNEON VIDEONETWORKS
OMNEON VIDEO NETWORKS PARTNER NETWORK PROGRAM AGREEMENT